U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


I, Stephen C. Hassenfelt, certify that:
1. I have reviewed this report on Form N-SAR of the Excelsior Tax Exempt Funds, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.
4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) evaluated the effectiveness of the
registrant's disclosure controls and
procedures as of a date within 90 days prior to the filing date of this report (the
"Evaluation Date"); and
c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;
5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  November 29, 2002
/s/Stephen C. Hassenfelt
President


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


I, Brian F. Schmidt, certify that:
1. I have reviewed this report on Form N-SAR of the Excelsior Tax Exempt Funds, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.
4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) evaluated the effectiveness of the
registrant's disclosure controls and
procedures as of a date within 90 days prior to the filing date of this report (the
"Evaluation Date"); and
c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;
5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  November 29, 2002
/s/Brian F. Schmidt
Treasurer and CFO


Exhibit to 77Q3(a)(ii)

The Company has established and maintained disclosure controls and procedures which are designed to provide reasonable assurance that material information relating to us is made known to us, particularly during the period in which this report is being prepared. We have established a Disclosure Committee, which is made up of several key management employees of the Company's service providers that report directly to the Chief Financial Officer and Chief
Executive Officer.
The Disclosure Committee monitors and evaluates these disclosure controls and procedures. The Chief Financial
Officer and Chief
Executive Officer have evaluated the effectiveness of our disclosure controls and procedures as of a date within 90 days prior to the filing date of this report. Based on this evaluation, we have concluded that our disclosure controls and procedures were effective in providing reasonable assurance that material information is made known to us during the period covered in this report.
However, during this
evaluation a significant internal control deficiency was identified within the funds' co-administrative accounting agents. The deficiency related to the firms' ability to monitor and adjust expense accruals on a timely basis. We have been advised by the fund's co-administrative agents that they have addressed the issue and that appropriate enhancements have been implemented with respect to the internal controls and management oversight of the process. There were no other significant changes in internal controls or other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation.